Exhibit 99.1

2013 ANNUAL MEETING FINAL CERTIFIED VOTE TABULATION

Annual Meting Date: June 4, 2013 / Record Date: April 8, 2013

Eligible Class A Votes:	49,080,114	Class A Quorum Total:	38,370,259	/	78%
Eligible Class B Votes:	1,001,714	Class B Quorum Total:	1,001,714	/	100%
Total Class A & Class B:	50,081,828	Class A & B Quorum Total:	39,371,973	/	79%

PROPOSAL NO. 1

THE ELECTION OF CLASS A MEMBERS OF THE BOARD OF DIRECTORS:

Number of Class A shares outstanding as of the Record Date: 49,080,114

PROPOSAL #1 (CLASS A DIRECTORS)	IN PERSON	BY PROXY	TOTAL
FOR:
Dr. E. Dean Gage	0	11,917,200	11,917,200
Steven F. Shelton	0	11,916,657	11,916,657
Timothy T. Timmerman	0	11,917,101	11,917,101
Dr. Robert B. Sloan, Jr.	0	11,955,046	11,955,046
WITHHELD:
Dr. E. Dean Gage	0	83,556	83,556
Steven F. Shelton	0	83,111	83,111
Timothy T. Timmerman	0	83,429	83,429
Dr. Robert B. Sloan, Jr.	0	46,145	46,145
ABSTAIN:
Dr. E. Dean Gage	0	4,743,346	4,743,346
Steven F. Shelton	0	4,744,335	4,744,335
Timothy T. Timmerman	0	4,743,573	4,743,573
Dr. Robert B. Sloan, Jr.	0	4,742,912	4,742,912
NON-VOTES:
Dr. E. Dean Gage	0	2,966,838	2,966,838
Steven F. Shelton	0	2,966,838	2,966,838
Timothy T. Timmerman	0	2,966,838	2,966,838
Dr. Robert B. Sloan, Jr.	0	2,966,838	2,966,838
UNCAST:
Dr. E. Dean Gage	0	18,659,318	18,659,318
Steven F. Shelton	0	18,659,318	18,659,318
Timothy T. Timmerman	0	18,659,318	18,659,318
Dr. Robert B. Sloan, Jr.	0	18,659,318	18,659,318

THE ELECTION OF CLASS B MEMBERS OF THE BOARD OF DIRECTORS:

Number of Class B shares outstanding as of the Record Date: 1,001,714

PROPOSAL #1 (CLASS B DIRECTORS)	IN PERSON	BY PROXY	TOTAL
FOR:
Harold E. Riley	1,001,714	0	1,001,714
Rick D. Riley	1,001,714	0	1,001,714
Dottie S. Riley	1,001,714	0	1,001,714
Dr. Terry S. Maness	1,001,714	0	1,001,714
Grant G. Teaff	1,001,714	0	1,001,714
WITHHELD:	0	0	0
ABSTAIN:	0	0	0
NON-VOTES:	0	0	0
UNCAST:	0	0	0

PROPOSAL NO. 2

TO APPROVE A NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT:

PROPOSAL #2	IN PERSON	BY PROXY	TOTAL
FOR:	1,001,714	11,944,484	12,946,198
AGAINST:	0	37,778	37,778
ABSTAIN:	0	4,763,665	4,763,665
NON-VOTES:	0	2,964,953	2,964,953
UNCAST:	0	18,659,379	18,659,379

PROPOSAL NO. 3

TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITOR:

PROPOSAL #4	IN PERSON	BY PROXY	TOTAL
FOR:	1,001,714	14,949,206	15,950,920
AGAINST:	0	18,612	18,612
ABSTAIN:	0	4,740,658	4,740,658
NON-VOTES:	0	2,465	2,465
UNCAST:	0	18,659,318	18,659,318